Exhibit 99.1 - Form 4 Joint Filer Information
                          Exhibit 99.1

                 Form 4 Joint Filer Information


This Form 4 is being jointly filed by each of the following persons pursuant to Instruction 4(b)(5) of Form 4.



Name:                                       Allen Tat Yan Huie Charitable
                                              Remainder Trust
Address:                                    c/o Kelley Drye & Warren, LLP
                                            101 Park Avenue
                                            New York, NY 10178

Designated Filer:                           Allen Huie

Issuer and Ticker Symbol:                   China Renewable
Energy Holdings, Inc. (CREO)

Date of Event Requiring Statement:          August 16, 2010


Signature:                                  /s/ Allen Huie, Trustee
                                            Allen Huie, Trustee




Name:                                       Julie Yim G. Moy, Trustee
Address:                                    Allen Tat Yan Huie
                                            Charitable Remainder Trust
                                            c/o Kelley Drye & Warren, LLP
                                            101 Park Avenue
                                            New York, NY 10178

Designated Filer:                           Allen Huie

Issuer and Ticker Symbol:                   China Renewable
Energy Holdings, Inc. (CREO)

Date of Event Requiring Statement:          August 16, 2010


Signature:                                   /s/ Julie Yim G. Moy, Trustee
                                            Julie Yim G. Moy, Trustee